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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

SUBSIDIARIES                                                  JURISDICTION OF
                                                                ORGANIZATION

DermaQuest, Inc.                                                Pennsylvania

MK Diabetic Support Services, Inc.                                Florida

RespiFlow, Inc.                                                   Florida

Steri-Pharm, Inc.                                                 New York

The PromptCare Companies, Inc.                                   New Jersey

The PromptCare Lung Center, Inc.                                  Delaware

Transworld Healthcare Puerto Rico, Inc.                           Florida

Transworld Home HealthCare - Nursing Division, Inc.               Delaware

Health Management, Inc.                                           Delaware

Transworld Healthcare (UK) Limited                                England
    Allied Medicare Ltd                                           England
      Allied Homecare Ltd                                         England
    Omnicare plc                                                  England
      Allied Oxycare Ltd                                          England
        Medigas Ltd                                               England
      Amcare Ltd                                                  England
        Amcare Services Ltd                                       England
        Novacare Ltd                                              England